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                                                                      EXHIBIT 23
                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
The J. Peterman Company:


We consent to the incorporation by reference in the registration statement
(No. 333-30079) on Form S-8 of Paul Harris Stores, Inc. of our report dated February 20, 1998, with respect to the balance sheet of The J. Peterman Company as of December 31, 1997, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended, which report appears in Form 8-K/A No. 1 of Paul Harris Stores, Inc., dated May 27, 1999.



                                    KPMG LLP



Cleveland, Ohio
May 26, 1999